Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “THE CORPORATE EXECUTIVE BOARD COMPANY”, CHANGING ITS NAME FROM “THE CORPORATE EXECUTIVE BOARD COMPANY” TO “CEB INC.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF MAY, A.D. 2015, AT 11:52 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIFTEENTH DAY OF MAY, A.D. 2015, AT 12 O’CLOCK A.M.

	Jeffrey W. Bullock, Secretary of State
2794909 8100	AUTHENTICATION:	2369538
150655256	DATE:	05–12–15
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:59 PM 05/12/2015 FILED 11:52 AM 05/12/2015 SRV 150655256 – 2794909 FILE

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THE CORPORATE EXECUTIVE BOARD COMPANY

The Corporate Executive Board Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), for the purpose of amending its Second Amended and Restated Certificate of Incorporation, as amended, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”) does hereby certify as follows:

FIRST: The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article First and replacing it with the following:

“FIRST: The name of the corporation is CEB Inc. (the “Corporation”).”

SECOND: The Corporation hereby certifies that the amendment set forth above has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the DGCL.

THIRD: The amendment set forth above shall be effective as of 12:00 a.m. on May 15, 2015.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 12th day of May, 2015.

THE CORPORATE EXECUTIVE BOARD COMPANY

By:

Pamela J. Auerbach
General Counsel, Chief Compliance Officer, and Corporate Secretary

Signature Page to Certificate of Amendment of Second Amended and Restated Certificate of Incorporation